UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 11, 2022

Statera Biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	STAB	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01            Changes in Registrant’s Certifying Accountant.

On April 11, 2022, Tuner, Stone & Company, LLP (“TSC”) advised the Audit Committee of the Board of Directors (the “Audit Committee”) of Statera Biopharma, Inc., a Delaware corporation (the “Company”) of TSC’s resignation as the Company’s independent registered public accounting firm, effective on that date. The Audit Committee did not request, recommend or approve the resignation of TSC.  In its letter of resignation, TSC indicated that based on information that had come to its attention, TSC was resigning and would no longer be able to provide auditing services. The resignation was not the result of a disagreement between the Company and the TSC on accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recently completed fiscal years.

The Company has begun a search process to identify a new independent registered public accounting firm. The Company will disclose its engagement of a new independent registered public accounting firm in accordance with SEC rules and regulations once the process has been completed.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No

Description

16.1                    Letter from Turner, Stone & Company, LLP regarding change in certifying accountant.
104                     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Statera Biopharma, Inc.

Date: April 15, 2022	By:	/s/ Michael K. Handley
	Name:	Michael K. Handley
	Title:	Chief Executive Officer